SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                            (AMENDMENT NO. ________)

Filed  by  the  Registrant                             /X/
Filed  by  a  party  other  than  the  Registrant     / /

Check  the  appropriate  box:

/ X /   Preliminary  Proxy  Statement
/   /   Confidential,  for  Use  of  the Commission Only (as permitted by Rule
        14a-6(e)(2))
/   /   Definitive  Proxy  Statement
/   /   Definitive  Additional  Materials
/   /   Soliciting  Material  Pursuant  to  Rule  14a-12


                            MERCER INTERNATIONAL INC.
                (Name of Registrant as Specified in its Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

/X/     No  fee  required.

/ /     Fee  computed  on  table  below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1)  Title of each  class  of securities to which transaction applies:

        (2)  Aggregate number of  securities  to  which  transaction  applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed  maximum  aggregate  value  of  transaction:

        (5)  Total  fee  paid:

/   /   Fee  paid  previously  with  preliminary  materials.

/   /   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount  Previously  Paid:

        (2)  Form,  Schedule  or  Registration  Statement  No.:

        (3)  Filing  Party:

        (4)  Date  Filed:


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                            MERCER INTERNATIONAL INC.

                    14900 INTERURBAN AVENUE SOUTH, SUITE 282
                               SEATTLE, WA  98168



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To:     The  Shareholders  of  Mercer  International  Inc.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Mercer International Inc. (the "Company") will be held at 1000 - 925 West Georgia Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver time), on
September   ,  2003,  for  the  following  purposes:

1. To approve the issuance of up to 10,750,000 of the Company's shares of beneficial interest upon conversion of convertible notes proposed to be issued by the Company subject to adjustment for certain customary anti-dilution matters such as distributions to the holders of the Company's shares, subdivisions or combinations of the Company's shares or alterations to the Company's share capital as described in the accompanying proxy statement; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Trustees has fixed the close of business on September *, 2003 as the record date for the determination of shareholders entitled to vote at the special meeting or any adjournment thereof.

     A proxy statement dated September   , 2003 and a form of proxy accompany
this Notice  of  Special  Meeting  of  Shareholders.

                                   BY  ORDER  OF  THE  BOARD  OF  TRUSTEES

                                   Jimmy  S.H.  Lee
                                   President

September   ,  2003

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE THE FORM OF PROXY THAT ACCOMPANIES THIS NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                            MERCER INTERNATIONAL INC.

                                 PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the management of Mercer International Inc. (the "Company") of proxies for use at the special meeting of shareholders of the Company to be held at 1000 - 925 West Georgia Street, Vancouver, British Columbia, Canada at 10:00 a.m. (Vancouver
time),  on  September   , 2003, or  any  adjournment  thereof  (the  "Special
Meeting"). If a proxy in the accompanying form (a "Proxy") is properly executed and received by the Company prior to the Special Meeting or any adjournment thereof, the Company's shares of beneficial interest, $1.00 par value (the "Shares") represented by such Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for the proposal set out in the accompanying Notice of Special Meeting of Shareholders.


     A Proxy may be revoked at any time prior to its use by filing a written Notice of Revocation of Proxy or a later dated Proxy with the Secretary of the Company, c/o Suite 1620, 400 Burrard Street, Vancouver, British Columbia, Canada V6C 3A6. A Proxy may also be revoked by attending the Special Meeting and voting Shares in person. Attendance at the Special Meeting will not, in itself, constitute revocation of a Proxy.

     The holders of one-third of the outstanding Shares entitled to vote at the Special Meeting, present in person or represented by proxy, constitutes a quorum for the Special Meeting. Under applicable Washington state law, abstentions and broker non-votes will be counted for the purposes of establishing a quorum for the Special Meeting.

     Proxies for the Special Meeting will be solicited primarily by mail. Proxies may also be solicited personally by the trustees, officers or regular employees of the Company without additional compensation. The Company may reimburse banks, broker-dealers or other nominees for their reasonable expenses in forwarding the proxy materials for the Special Meeting to beneficial owners of Shares. The costs of this solicitation will be borne by the Company.

     This  proxy statement and accompanying Proxy will be mailed to shareholders
commencing  on  or  about  September   , 2003.  The  close  of  business  on
September   , 2003 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

                      COMMONLY ASKED QUESTIONS AND ANSWERS

Q:     WHY  AM  I  RECEIVING  THIS  PROXY  STATEMENT  AND  PROXY?

A:     This  Proxy  Statement  describes  the  proposal  upon  which  you,  as a shareholder, will vote. It also gives you information on the proposal, as well as other information so that you can make an informed decision.

Q:     WHAT  IS  THE  PROXY?

A: The Proxy enables you to appoint Jimmy S.H. Lee and William McCartney as your representatives at the Special Meeting. By completing and returning the Proxy, you are authorizing Mr. Lee and Mr. McCartney to vote your Shares at the meeting as you have instructed them on the Proxy. This way your Shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your Proxy before the meeting date just in case your plans change.

Q:     WHO  CAN  VOTE  AT  THE  SPECIAL  MEETING?

A:     Registered  shareholders  who  own the Company' Shares on the Record Date
may attend and vote at the Special Meeting. Each Share is entitled to one vote. There were 16,874,899 Shares outstanding on the Record Date.

If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement. If you own your Shares through a brokerage account or nominee, you cannot vote in person at the Special Meeting unless you receive a proxy from the broker or the nominee.

Q:     WHAT  AM  I  VOTING  ON?

A: We are asking you to approve, in accordance with NASD Marketplace Rules, the issuance of up to 10,750,000 Shares upon conversion of convertible senior subordinated notes intended to be issued in a private offering by the Company, subject to adjustment for certain customary anti-dilution matters as described herein.

Q:     HOW  DO  I  VOTE?

A:     You  may  vote  by  mail.

       Complete, date, sign and mail the Proxy in the enclosed postage pre-paid envelope. If you mark your voting instructions on the Proxy, your Shares will be voted as you instruct.

       You  may  vote  in  person  at  the  meeting.

       If you attend the Special Meeting, you may vote as instructed at the meeting. However, if you hold your Shares in street name (that is, through a broker/dealer or other nominee), you will need to bring to the meeting a proxy delivered to you by such nominee reflecting your Share ownership as of the Record Date.

Q:     WHAT  DOES  IT  MEAN  IF  I  RECEIVE  MORE  THAN  ONE  PROXY?

A:     It  means that you hold Shares in multiple accounts.  Please complete and return  all  proxies  to  ensure  that  all  your  Shares  are  voted.

Q:     WHAT  IF  I  CHANGE  MY  MIND  AFTER  RETURNING  MY  PROXY?

A:     You  may  revoke  your  Proxy  and  change  your  vote at any time before completion  of  voting  at  the  meeting.  You  may  do  this  by:

       * sending a signed Notice of Revocation of Proxy to the Secretary of the Company, c/o Suite 1620 - 400 Burrard Street, Vancouver, British Columbia, Canada V6C 3A6, stating that the Proxy is revoked; or

       * signing another Proxy with a later date and sending it to the Secretary of the Company before the date of the meeting; or

       *     voting  at  the  meeting.

Your  Proxy  will  not  be  revoked  if  you attend the meeting but do not vote.

If you own your Shares through a broker or other nominee and wish to change your vote, you must send those instructions to your broker or nominee.

Q:     WILL  MY  SHARES  BE  VOTED  IF  I  DO  NOT  SIGN  AND  RETURN  MY PROXY?

A: If your Shares are registered in your name, they will not be voted unless you submit your Proxy, or vote in person at the meeting. If your Shares are held in street name, your broker/dealer or other nominee will not have the authority to vote your Shares unless you provide instructions.

Q:     WHO  WILL  COUNT  THE  VOTES?

A:     Agents  of  the  Company  will tabulate the proxies.  Additionally, votes cast by shareholders voting in person at the meeting are tabulated by a person who is appointed by our management before the meeting.

Q:     HOW  MANY  SHARES  MUST  BE  PRESENT  TO  HOLD  THE  MEETING?

A:     To  hold  the  meeting  and  conduct  business, at least one-third of the outstanding  Shares  must  be  present at the meeting.  This is called a quorum.

       Votes are counted  as  present  at  the  meeting if a shareholder either:

       *     is  present  and  votes  in  person  at  the  meeting,  or

       *     has  properly  submitted  a  Proxy.

Q:     HOW  MANY  VOTES ARE REQUIRED TO APPROVE THE PROPOSAL TO BE CONSIDERED AT
THE  MEETING?

A: The affirmative vote of a majority of the Shares represented and voting, whether in person or by proxy, at the meeting will be required to approve the proposal to be considered at the meeting, in accordance with NASD Marketplace Rules.

Q:     HOW  ARE  VOTES  COUNTED?

A:     You  may  vote  "For",  or  "Against"  or "Abstain" on the proposal to be considered  at  the  meeting.

If you abstain from voting, your vote will be counted for the purposes of a quorum, but will not be counted as a vote for or against the proposal.

If you sign and return your Proxy without voting instructions, your Shares will be counted as a "For" vote in favor of the proposal.

                                    PROPOSAL


               APPROVAL OF THE ISSUANCE OF SHARES UPON CONVERSION
                              OF CONVERTIBLE NOTES

PRIVATE  OFFERING

     On September 12, 2003, the Company announced that it intends to effect a private offering (the "Private Offering") of $75 million of convertible senior subordinated notes (the "Notes"), subject to, among other things, market conditions. The Notes will be convertible at the option of the holder into our Shares. The Notes will be offered to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in compliance with Regulation S under the Securities Act, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     The Notes and the Shares issuable upon conversion of the Notes will not be registered under the Securities Act, or the securities laws of any other jurisdiction. However, it is expected that the terms of the Private Offering will require the Company to file within 90 days after the closing of the Private Offering, and to use its reasonable best efforts to have declared effective within 180 days after closing of the Private Offering, a shelf registration statement under the Securities Act to register the resale by investors of the Notes and Shares issuable upon conversion of the Notes. As a result, upon the effectiveness of such shelf registration statement, the Shares issuable upon the conversion of the Notes that are so registered will be freely tradeable and likely affect the trading market for our Shares.

     Shareholders are being asked to approve the proposed issuance of up to 10,750,000 Shares upon conversion of the Notes, subject to adjustment for certain customary anti-dilution events such as distributions to the holders of our Shares, subdivisions or combinations of our Shares or alterations to our share capital. See "Description of Notes".

The terms of the Notes, including the principal amount to be issued, the interest rate and the conversion price will be determined through negotiation between the Company and the initial purchaser(s) of the Notes. Although we intend that the amount of the Private Offering will be $75 million, the amount of Notes issued may be changed by our board of trustees (the "Board") based upon market, pricing, demand, interest rates and other economic conditions but in no event will the principal amount of the offering be increased by more than 10%. Any change to the principal amount of the Notes will not be known until at or about the time of the execution of definitive agreements in respect of the Private Offering. Notwithstanding any change in the principal amount of the Private Offering or the ultimate determination of the conversion price, the maximum number of Shares issuable upon conversion of the Notes shall not exceed 10,750,000 as proposed to be authorized by shareholders other than as a result of a Share Capital Change (as hereinafter defined).

It is currently contemplated that the Private Offering will be completed as soon as practicable following the Special Meeting but in any event within 45 days of the date of the Special Meeting.

WHY  WE  NEED  SHAREHOLDER  APPROVAL

     The Company's Shares are quoted on the Nasdaq National Market ("NNM"). The NASD Marketplace Rules governing companies quoted on the NNM permit them to issue in each separate transaction (which is not integrated under the NASD's interpretation of its rules) up to 20% of their outstanding common stock as at the date of the transaction without shareholder approval. However, the NASD Marketplace Rules require quoted companies to obtain shareholder approval for the sale, issuance or potential issuance of securities in a private offering of common stock, or securities convertible into common stock, at a price less than the greater of book or market value of such stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance. As of the Record Date, the Company had 16,874,899 Shares issued and outstanding. The number of Shares that the Company would be required to issue upon the conversion of the Notes will be in excess of 20% of the Company's issued and outstanding Shares and these Shares may be issued at a conversion price which is less than the book value of the Shares, being E per Share as of June 30, 2003, the date of the Company's latest quarterly

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

financial statements (which amounts to approximately $   per Share when
converted at the Euro to U.S. dollar exchange rate of 0.8694, being the exchange
rate  on June 30, 2003 and $   per Share when converted at the Euro to U.S.
dollar exchange rate of   , being the  exchange  rate  on  September   ,  2003).


     In addition, the NASD Marketplace Rules require companies quoted on the NNM to obtain shareholder approval in connection with the issuance of securities that could result in a "change of control" of an issuer. The NASD Marketplace Rules do not currently define when a change of control may be deemed to have occurred. Further, some or all of our principal shareholders (the "Principal Shareholders") as set out under the caption "Voting Securities and Principal Shareholders" on page 8 hereof may, at their sole election, purchase Notes pursuant to the Private Offering. Such purchases, if any, could result in the NASD determining (under its interpretation of its rules) that a change of control has occurred in respect of one or more of the Principal Shareholders. Although the Company does not believe that the purchasers of the Notes (and thus the holders of Shares upon conversion of the Notes) will be sufficiently concentrated to constitute a change of control of the Company, the Company is seeking shareholder approval to ensure compliance with such rules (if the Nasdaq Stock Market were to determine such rules to be applicable), including, without limitation, with respect to a change of control involving one or more Principal Shareholders, as well as with the other rules for which shareholder approval is or may be required in connection with the issuance of Shares upon conversion of the Notes. Such shareholder approval will not affect the interpretation or application of our shareholder rights agreement dated August 20, 1993, as amended.

USE  OF  PROCEEDS

     The Company intends to use the net proceeds from the Private Offering to fully repay two bridge loans (the "Bridge Loans"), which, including principal, fees and accrued interest, aggregated approximately $61.4 million at August 29, 2003, and for general corporate purposes, including working capital. The Bridge Loans in the principal amounts of E15 million and E30 million mature in October 2003 and April 2004, respectively, and were incurred in August 2002 to finance, in part, the Company's contribution to the construction of a greenfield NBSK pulp mill with a planned annual production capacity of approximately 552,000 tonnes in Stendal, Germany (the "Stendal Project"). Total investment costs in connection with the Stendal Project are estimated to be approximately E1.0 billion, of which approximately E828.0 million is provided under a project finance loan agreement (the "Project Financing Agreement") entered into by the Company's 63.6% owned subsidiary that is implementing the project with a German bank.

     We obtained the E15 million Bridge Loan from Babcock & Brown Investment Management Partners LP ("Babcock & Brown") and the E30 million Bridge Loan was arranged by a Swiss banking affiliate of MFC Bancorp Ltd. ("MFC"). Babcock & Brown was our advisor in connection with the overall financing arrangements for the Stendal Project. MFC was our former approximately 92% owned subsidiary until June 1996, when we spun-off approximately 83% of the issued shares of MFC to our shareholders by way of a special dividend-in-kind. We currently hold, directly and indirectly, approximately 533,433 common shares of MFC, representing approximately 4.2% of the outstanding common shares of MFC. Jimmy S.H. Lee, our Chairman, Chief Executive Officer and a trustee, is a non-executive director of the Swiss banking affiliate of MFC. Ian Rigg, a trustee and our former Chief Financial Officer, became a Vice President of MFC in August 2003.

     For additional information relating to the Bridge Loans and the Project Financing Agreement, see our current report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on September 10, 2002 and our annual report on Form 10-K.

DESCRIPTION  OF  THE  NOTES

     We intend to issue Notes in the principal amount of $75 million and maturing in 2010. Depending on market, pricing, demand, interest rates and other economic conditions at the time of the sale of the Notes, our Board may change the principal amount of the Notes issued but in no event will the principal amount of the Notes be increased by more than 10%. Any change to the principal amount of the Notes will not be known until at or about the time of the execution of definitive agreements in respect of the Private Offering. Any change in the principal amount of the Notes will not increase the maximum number of Shares issuable upon conversion of the Notes. Interest is expected to be payable on the Notes from the closing date of the Private Offering.

     The anticipated terms of the Notes are set forth below. The final terms are subject to negotiations between the Company and the initial purchaser(s) of the Notes and may vary significantly from the description herein. Our Board retains the discretion to negotiate and settle the final terms of the Notes provided that the maximum number of Shares issuable upon conversion of the Notes shall not exceed 10,750,000, other than an increase resulting from a Share Capital Change (as hereinafter defined).

     The Notes will be convertible, at the option of the holder, at any time on or prior to maturity, unless the Notes have previously been redeemed or repurchased, into Shares.

     The conversion price of the Notes will be negotiated and established with the initial purchaser(s) of the Notes at the time of the sale of the Notes but will not be less than the greater of: (i) the market price of the Shares on the NNM on the date of execution of definitive agreements in respect of the Private Offering plus a premium (to be negotiated at the time) of not less than
10%;  and (ii) $   per Share (being the closing price of our Shares on the NNM
on September   ,  2003, the day prior to the date of this proxy statement). In order to effect the Private Offering pursuant to Rule 144A of the Securities Act, among other things, the conversion price of the Notes must be at a premium of at least 10% to the market price of the Shares at the time of sale. The final settlement of the conversion price for the Notes will not result in the number of Shares issuable upon conversion of the Notes to exceed 10,750,000 Shares as proposed to be authorized by shareholders other than as a result of a Share Capital Change.

     The conversion price of the Notes will be subject to adjustment upon the occurrence of certain customary anti-dilution events such as: (i) the issuance of Shares as a dividend or distribution on our Shares; (ii) the subdivision or combination of our outstanding Shares; (iii) the issuance to all or substantially all holders of our Shares of certain rights or warrants entitling them to subscribe for or purchase our Shares, or securities convertible into our Shares; (iv) the distribution to all or substantially all holders of our Shares of shares of our capital stock, evidences of indebtedness (including convertible or exchangeable indebtedness) or other non-cash assets, or rights or warrants;
(v) the dividend or distribution to all or substantially all holders of our Shares of all-cash distributions; and (vi) certain purchases of our Shares pursuant to a tender offer made by us or any of our subsidiaries (herein collectively called a "Share Capital Change").

     In  the  event  of:

     *     any  reclassification  of  our  Shares;
     *     a  consolidation,  merger  or  combination  involving  the  Company;
           or
     * a sale or conveyance to another person of the property and assets of the Company as an entirety or substantially as an entirety;

in which holders of our outstanding Shares would be entitled to receive stock, other securities, other property, assets or cash for their Shares, holders of Notes will generally be entitled to convert their Notes into the same type of consideration received by holders of Shares immediately prior to one of these types of events.

     No adjustment in the conversion price of the Notes will be required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above, we will not adjust the conversion price of the Notes for the issuance of our Shares or any securities convertible into or exchangeable for our Shares or the right to purchase our Shares or such convertible or exchangeable securities.

     The Notes are expected to be unsecured and subordinated to all of the Company's existing and future senior indebtedness and effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries. Neither the Company nor its subsidiaries are expected to be restricted from paying dividends or issuing or repurchasing their securities pursuant to the terms of the Notes.

     The Notes are expected to be redeemable after five years in whole or in part, at the Company's option, at a price equal to the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. Upon certain changes in control, each holder of the Notes is expected to be able to require us to repurchase some or all of its Notes 30 business days after the occurrence of the change of control at a purchase price equal to the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase. A change of control is expected to be deemed to have occurred, among other things, if a person becomes, directly or indirectly, the beneficial owner of 50% or more of the total voting power in the Company or has the power, directly or indirectly, to elect a majority of the members of the Board.

     An event of default in connection with the Company's obligations under the Notes is expected to occur, among other things, if the Company fails to pay principal and interest on the Notes when due and in certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries. The Company is expected to be able to amend the terms of the Notes with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes, except in connection with, among other things, a change in principal, interest, maturity, conversion or subordination of the Notes, which is expected to require the consent of the holder of each outstanding Note affected thereby.

VOTE  REQUIRED

     In accordance with the NASD Marketplace Rules, the affirmative vote of a majority of Shares represented and voting, whether in person or by proxy, at the Special Meeting will be required to approve the issuance of up to 10,750,000
Shares  issuable  upon  conversion  of  the Notes to be issued under the Private
Offering,  subject  to  adjustment  in  the  event  of  a  Share Capital Change.

EFFECT  OF  SHAREHOLDER  APPROVAL

     The issuance of Shares upon conversion of the Notes will significantly increase the number of Shares outstanding, have a dilutive effect on the Company's existing shareholders and result in existing shareholders owning a smaller percentage of the outstanding Shares. As at the Record Date, there were 16,874,899 Shares issued and outstanding. Approval by shareholders of this proposal at the Special Meeting will authorize the Company to issue up to 10,750,000 more Shares upon conversion of the Notes.

BOARD  RECOMMENDATION

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF UP TO 10,750,000 SHARES ISSUABLE UPON CONVERSION OF THE NOTES AS DESCRIBED IN THIS PROPOSAL.

     If approved, the Board will still retain the discretion not to proceed with the Private Offering if, in its opinion, to do so would not be in the best interests of the Company and to vary the principal amount of Notes to be issued, as it so determines.

NO  DISSENT  RIGHTS

     Under Washington state law, shareholders are not entitled to dissent rights with respect to this proposal.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     There were 16,874,899 Shares of the Company issued and outstanding on the Record Date. Each Share is entitled to one vote at the Special Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Shares as of the Record Date by each shareholder known by the Company to own more than five percent of the outstanding Shares.

The following is based solely upon statements made in filings with the SEC or other information the Company believes to be reliable.


NAME AND ADDRESS OF OWNER         NUMBER OF SHARES OWNED      PERCENTAGE OF OUTSTANDING SHARES
-------------------------         ----------------------      --------------------------------

Greenlight Capital,                      2,517,500                         14.9%
  L.L.C.(1)
420 Lexington Ave.
Suite 875
New York, NY 10170

Peter R. Kellogg                         2,305,260                         13.7%
120 Broadway, 6th Floor
New York, NY 10271

Cramer Rosenthal McGlynn                 1,729,700                         10.3%
707 Westchester Avenue
White Plains, NY 10604

Merrill Lynch & Co., Inc.                1,596,700                          9.5%
4 World Financial Center
New York, NY 10080

Coghill Capital Management,                891,679                          5.3%
  LLC(2)
One North Wacker Drive
Suite 4725
Chicago, IL  60606


------------
(1)     Filed  jointly  with  Greenlight  Capital,  Inc.  and  David  Einhorn.
(2)     Filed  jointly  with  CCM  Master  Fund,  Ltd.  and  Clint  D.  Coghill.

                   SECURITY OWNERSHIP OF TRUSTEES AND OFFICERS

     The following table sets forth information regarding the ownership of the Company's Shares as of the Record Date by: (i) each trustee and executive officer of the Company; and (ii) all trustees and executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Shares set forth opposite his name. Each person has indicated that he will vote all Shares owned by him in favor of the proposal to be considered at the Special Meeting.


                                                     NUMBER OF        PERCENTAGE OF
NAME OF OWNER                                       SHARESOWNED     OUTSTANDING SHARES
-------------                                       -----------     ------------------
Jimmy S.H. Lee(1)                                    1,619,800            8.8%

C.S. Moon(2)                                            29,000            *

R. Ian Rigg(2)                                          60,000            *

David M. Gandossi(3)                                   100,000            *

William McCartney                                            -            -

Graeme Witts                                                 -            -

Kenneth A. Shields                                           -            -

Guy W. Adams(4)                                        325,000            1.9%

Wolfram Ridder(2)                                       60,000            *

Trustees and Officers as a Group (9 persons)(5)      2,193,800            11.5%


------------
*     Less  than  1%.

(1) Includes presently exercisable stock options to acquire up to 1,585,000 Shares.
(2)   Represents  presently  exercisable  stock  options.
(3) In September 2003, the Company issued to Mr. Gandossi options to acquire up to 100,000 of our Shares at a price of $5.65 per Share exercisable as of September 10, 2003 as to one-third of the options granted and one-third on each of September 10, 2004 and September 10, 2005. These options have a ten-year term.
(4) In August 2003, the Company issued options to purchase up to 225,000 Shares to GWA Investments, LLC, a company managed by Mr. Adams, exercisable until September 22, 2003 and up to 100,000 Shares to Mr. Adams exercisable until June 20, 2004, each at an exercise price of $4.53 per Share.
(5) Includes presently exercisable stock options to acquire up to 2,159,000 Shares.


                      INDEPENDENT ACCOUNTANTS AND AUDITORS

     The Company appointed Deloitte & Touche LLP as the Company's new independent auditors in place of Peterson Sullivan PLLC effective July 14, 2003 and the appointment was ratified by shareholders at the annual meeting of shareholders held on August 22, 2003. Peterson Sullivan PLLC examined the consolidated financial statements of the Company for the fiscal year ended December 31, 2002. Representatives of Deloitte & Touche LLP and Peterson
Sullivan  PLLC  are  not  expected  to  be  present  at  the  Special  Meeting.


                          FUTURE SHAREHOLDER PROPOSALS

     Any proposal which a shareholder intends to present at the next annual meeting of shareholders of the Company must be received by the Company on or before January 30, 2004. A shareholder must submit such a proposal to the Company for inclusion in the proxy statement for the next annual shareholders' meeting on or before April 16, 2004, or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal.

                                  OTHER MATTERS

     The Trustees know of no matters other than those set out in this proxy statement to be brought before the Special Meeting. If other matters properly come before the Special Meeting, it is the intention of the proxy holders to vote the proxies received for the Special Meeting in accordance with their judgment.


                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it. This permits us to disclose important information to you by referring you to those documents. We incorporate by reference in this proxy statement the following:

* Audited Consolidated Financial Statements for the year ended December 31, 2002 set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Annual Report"), including supplementary financial information;

* Management's Discussion and Analysis of Financial Condition and Results of Operations set out under Item 7 of the Annual Report;

*     Quantitative  and  Qualitative Disclosures About Market Risk set out under
Item  7A  of  the  Annual  Report;

*     Quarterly  Report on Form 10-Q for the Six Months Ended June 30, 2003; and

* Current Reports on Form 8-K filed with the SEC on May 13, 2003 and July 17, 2003 and Current Report on Form 8-K/A filed with the SEC on August 7, 2003 and Current Report on Form 8-K filed with the SEC on September , 2003.

These documents have been filed with the SEC and are available to the public from the SEC's web site at http://www.sec.gov. We will provide promptly without charge to you, upon written or oral request, a copy of any document incorporated by reference in this proxy statement, other than exhibits to these documents unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed as follows:

                            Mercer International Inc.
                          14900 Interurban Avenue South
                                    Suite 282
                               Seattle, Washington
                                    USA 98168
                            Telephone: (206) 674-4639
                          Attention: Investor Relations

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for the purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

BY  ORDER  OF  THE  BOARD  OF  TRUSTEES

Date:  September   ,  2003

                                      PROXY

                            MERCER INTERNATIONAL INC.
                           ("MERCER" OR THE "COMPANY")
                    14900 INTERURBAN AVENUE SOUTH, SUITE 282
                                SEATTLE, WA  98168


     THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF MERCER INTERNATIONAL INC.

     The undersigned hereby appoints Jimmy S.H. Lee, or failing him William McCartney, as proxy, with the power of substitution, to represent and to vote as designated below all the shares of beneficial interest of Mercer held of record
by the undersigned on September   , 2003 at the Special Meeting of Shareholders
to be  held  on  September   ,  2003,  or  any  adjournment  thereof.

1. Approval of the issuance of up to 10,750,000 shares issuable upon conversion of convertible notes proposed to be issued by the Company subject to adjustment for certain customary anti-dilution matters such as distributions of the Company's shares, subdivisions or combinations of the Company's shares or alterations to the Company's share capital as described in the Company's proxy
statement  dated  September   ,  2003.

       FOR     [  ]      AGAINST     [  ]     ABSTAIN     [  ]


2. In his discretion, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS TO BE VOTED UPON OR RATIFIED AT THE MEETING.

     Please sign exactly as name appears on your share certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                       ,  2003.
      -----------------------

                                        --------------------------------------
                                        Signature

                                        --------------------------------------
                                        Print  Name

                                        --------------------------------------
                                        Signature,  if  jointly  held

                                        --------------------------------------
                                        Print  Name

                                        --------------------------------------
                                        Number  of  shares  held

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.